                                                      Rule 424(b)(3)
                                                      Registration No. 333-39034


                         SUPPLEMENT DATED JUNE 26, 2000

                                       TO

                           PROFILE DATED JUNE 23, 2000
                                       AND
                         PROSPECTUS DATED JUNE 23, 2000

                                       OF

                               MFS REGATTA CHOICE
                           VARIABLE AND FIXED ANNUITY

             OFFERED BY SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)


         The following changes and additions are hereby made to the Profile dated June 23, 2000 (the "Profile") and the Prospectus dated June 23, 2000 (the "Prospectus") of the Futurity III Variable and Fixed Annuity:

         1. The "EXAMPLES" column of the summary expense chart appearing in
Section 5, "Expenses," of the Profile is hereby amended and supplemented as follows:

                                                                              EXAMPLES
                                                                           TOTAL EXPENSES
                                                                               AT END
                                                      ---------------------------------------------------------
                                                                  (a)                          (b)
                                                      ---------------------------------------------------------
                                                         1 YEAR        10 YEARS        1 YEAR       10 YEARS
                                                         ------        --------        ------       --------
Bond Series                                                $82           $232           $ 85          $273
Capital Appreciation Series                                $82           $236           $ 86          $277
Capital Opportunities Series                               $83           $245           $ 86          $285
Emerging Growth Series                                     $82           $235           $ 86          $276
Emerging Markets Equity Series                             $90           $320           $ 94          $357
Equity Income Series                                       $83           $253           $ 87          $293
Global Asset Allocation Series                             $83           $250           $ 87          $290
Global Governments Series                                  $83           $251           $ 87          $291
Global Growth Series                                       $84           $262           $ 88          $302
Global Total Return Series                                 $83           $250           $ 87          $290
Government Securities Series                               $81           $221           $ 84          $262
High Yield Series                                          $82           $242           $ 86          $282
International Growth Series                                $86           $284           $ 90          $323
International Growth and Income Series                     $86           $277           $ 89          $316
Managed Sectors Series                                     $82           $239           $ 86          $280
Massachusetts Investors Growth Stock Series                $83           $244           $ 86          $284
Massachusetts Investors Trust Series                       $80           $218           $ 84          $260
Money Market Series                                        $80           $216           $ 84          $258
New Discovery Series                                       $85           $267           $ 89          $307
Research Series                                            $82           $235           $ 86          $276
Research Growth and Income Series                          $83           $247           $ 87          $287
Research International Series                              $86           $284           $ 90          $323
Strategic Growth Series                                    $84           $261           $ 88          $301
Strategic Income Series                                    $85           $269           $ 88          $308
Technology Series                                          $84           $287           $ 89          $301
Total Return Series                                        $81           $229           $ 85          $270
Utilities Series                                           $83           $243           $ 86          $283

--------------------
(a) Assuming no optional death benefit riders have been elected

(b) Assuming all three optional death benefit riders have been elected

         2. The "Summary of Contract Expenses" table and the related footnotes appearing on page 4 of the Prospectus, are deleted in their entirety and replaced by the following:

                          SUMMARY OF CONTRACT EXPENSES

TRANSACTION EXPENSES
Sales Load Imposed on Purchase Payments..........................................................$  0
Deferred Sales Load (as a percentage of Purchase Payments withdrawn) (1)
     Number of complete Account Years Purchase Payment in Account
         0-1.....................................................................................    7%
         1-2.....................................................................................    7%
         2-3.....................................................................................    6%
         3-4.....................................................................................    6%
         4-5.....................................................................................    5%
         5-6.....................................................................................    4%
         6-7.....................................................................................    3%
         7or more................................................................................    0%
Transfer Fee (2).................................................................................$15
ANNUAL ACCOUNT FEE per Contract or Certificate (3)...............................................$50
VARIABLE ACCOUNT ANNUAL EXPENSES (as a percentage of average Variable Account assets)

FOR CONTRACTS WITH AN INITIAL                               FOR CONTRACTS WITH AN INITIAL
PURCHASE PAYMENT OF                                         PURCHASE PAYMENT OF
LESS THAN $1,000,000:                                       $1,000,000 OR MORE:

Mortality and Expense Risks Charge (4)......1.00%           Mortality and Expense Risks Charge (4)......0.85%
Administrative Expenses Charge..............0.15%           Administrative Expenses Charge..............0.15%
                                            -----                                                       -----
Total Variable Annuity Annual                               Total Variable Annuity Annual
Expenses....................................1.15%           Expenses....................................1.00%

DEATH BENEFIT CHARGE (if one or more of the optional death benefit riders is elected)

                    NUMBER OF                       % OF AVERAGE
                  RIDERS ELECTED                    DAILY VALUE
                  --------------                    ------------
                        1                              0.15%
                        2                              0.25%
                        3                              0.40%

--------------------------------

(1) A portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after a Purchase Payment has been in your Account for 7 Account Years, it may be withdrawn free of the withdrawal charge.
(2) Currently, we impose no fee upon transfers; however, we reserve the right to impose up to $15 per transfer. In addition, a Market Value Adjustment may be imposed on amounts transferred from or within the Fixed Account.
(3) The annual Account Fee is currently $35. After the fifth Account Year, the fee may be changed annually, but it will never exceed $50.
(4) We will assess an additional 0.25% during the Income Phase on Contracts that annuitize before their seventh Contract Anniversary.

     3. The Examples on page 6 of the Prospectus are supplemented as follows:

     If you surrender your Contract at the end of applicable time period, you would pay the following expenses on a $1,000 investment, assuming an average Contract size of $35,000, a 5% annual return, and all three optional death benefit riders have been elected:

                                                                1 YEAR         3 YEARS       5 YEARS       10 YEARS
                                                                ------         -------       -------       --------
Bond Series                                                       $85           $130           $176          $273
Capital Appreciation Series                                       $86           $131           $178          $277
Capital Opportunities Series                                      $86           $133           $182          $285
Emerging Growth Series                                            $86           $131           $177          $276
Emerging Markets Equity Series                                    $94           $154           $217          $357
Equity Income Series                                              $87           $135           $185          $293
Global Asset Allocation Series                                    $87           $135           $184          $290
Global Governments Series                                         $87           $135           $184          $291
Global Growth Series                                              $88           $138           $190          $302
Global Total Return Series                                        $87           $135           $184          $290
Government Securities Series                                      $84           $127           $171          $262
High Yield Series                                                 $86           $132           $180          $282
International Growth Series                                       $90           $144           $200          $323
International Growth and Income Series                            $89           $142           $197          $316
Managed Sectors Series                                            $86           $132           $179          $280
Massachusetts Investors Growth Stock Series                       $86           $133           $181          $284
Massachusetts Investors Trust Series                              $84           $126           $170          $260
Money Market Series                                               $84           $126           $169          $258
New Discovery Series                                              $89           $139           $192          $307
Research Series                                                   $86           $131           $177          $276
Research Growth and Income Series                                 $87           $134           $183          $287
Research International Series                                     $90           $144           $200          $323
Strategic Growth Series                                           $88           $138           $189          $301
Strategic Income Series                                           $89           $140           $193          $308
Technology Series                                                 $88           $138           $189          $301
Total Return Series                                               $85           $129           $175          $270
Utilities Series                                                  $86           $133           $181          $283


         If you do NOT surrender your Contract, or if you annuitize, at the end of the applicable time period, you would pay the following expenses on a $1,000 investment, assuming an average Contract size of $35,000, a 5% annual return, and all three optional death benefit riders have been elected:

                                                                1 YEAR         3 YEARS       5 YEARS       10 YEARS
                                                                ------         -------       -------       --------
Bond Series                                                       $24            $74           $127          $273
Capital Appreciation Series                                       $24            $75           $129          $277
Capital Opportunities Series                                      $25            $78           $133          $285
Emerging Growth Series                                            $24            $75           $128          $276
Emerging Markets Equity Series                                    $33           $100           $170          $357
Equity Income Series                                              $26            $80           $137          $293
Global Asset Allocation Series                                    $26            $79           $135          $290
Global Governments Series                                         $26            $79           $136          $291
Global Growth Series                                              $27            $83           $141          $302
Global Total Return Series                                        $26            $79           $135          $290
Government Securities Series                                      $23            $71           $121          $262
High Yield Series                                                 $25            $77           $131          $282
International Growth Series                                       $29            $89           $152          $323
International Growth and Income Series                            $28            $87           $148          $316
Managed Sectors Series                                            $25            $76           $130          $280
Massachusetts Investors Growth Stock Series                       $25            $77           $132          $284
Massachusetts Investors Trust Series                              $23            $70           $120          $260
Money Market Series                                               $23            $69           $119          $258
New Discovery Series                                              $27            $84           $143          $307
Research Series                                                   $24            $75           $128          $276
Research Growth and Income Series                                 $25            $78           $134          $287


                                       3

Research International Series                                     $29            $89           $152          $323
Strategic Growth Series                                           $27            $82           $141          $301
Strategic Income Series                                           $28            $85           $144          $308
Technology Series                                                 $27            $82           $141          $301
Total Return Series                                               $24            $73           $125          $270
Utilities Series                                                  $25            $77           $132          $283

         THE EXAMPLES SHOULD NOT BE CONSIDERED TO BE REPRESENTATIONS OF PAST OR FUTURE EXPENSES, AND ACTUAL EXPENSES MAY BE GREATER OR LOWER THAN THOSE SHOWN. THE EXAMPLES ASSUME THAT ALL CURRENT WAIVERS AND REIMBURSEMENTS CONTINUE THROUGHOUT ALL PERIODS.


THIS SUPPLEMENT IS NOT VALID UNLESS ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE MFS REGATTA CHOICE VARIABLE AND FIXED ANNUITY, DATED JUNE 23, 2000, AND THE CURRENT PROSPECTUS(ES) OF THE FUNDS. THIS SUPPLEMENT AND THE PROSPECTUSES SHOULD BE READ AND RETAINED FOR FURTHER REFERENCE.


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